                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                 March 14, 1998
                                                                 --------------



                               TOUCH TONE AMERICA, INC.
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                (Exact name of registrant as specified in its charter)




            California                 000-27834                 33-0424087
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     (State or other jurisdiction     (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)



          1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, NV 89119
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                       (Address of principal executive offices)


         Registrant's telephone number, including area code:  (702) 792-2500



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            (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     On March 14, 1998 Mr. Kerry Rogers, President and Chief Executive Officer of Touch Tone America, Inc. was charged with one count of conspiring to transmit wagering information.

     Mr. Rogers was one of 14 other defendants, some of whom are owners and managers of offshore companies. The U.S. Attorney in New York alleged that operations, based in Antigua, the Dominican Republic, Curacao and Costa Rica, recruited potential bettors in the U.S. with magazine ads and Internet sites, then took illegal bets on a wide range of sporting events. The complaint is predicated on a 37-year old federal law banning the use of U.S. telephone lines to run an interstate or foreign gambling operation.

     Mr. Rogers is being charged in his capacity as the President of Orix Systems, Inc., an Internet Service Provider. Orix Systems, Inc. created a website in April 1996 for Winner's Way, a Company located in the Dominican Republic. In the complaint filed, the U.S. Attorney's alleged that Winner's Way initiated an aggressive promotion campaign and set up procedures to pursue the business of wagering: Specifically, it took out ads in national newspapers, and airline magazines, set up a webpage, leased an "800" telephone line and made arrangements with U.S. based financial intermediaries and messenger services.

     Mr. Rogers denies having conspired, or having been engaged in the business of wagering claims that he limited his relationship with Winner's Way to creating the website, which is one of over 1,000 world wide sites Orix Systems Inc. has created.

     Mr. Oscar Goodman, counsel to Kerry Rogers asserted that "this complaint is an attempt by the government to regulate free expression of ideas over the Internet, and our job is to defend the rights of freedom of expressions and ideas." He added that he will make a frontal attack to forever preclude government interference in the rights of citizens on the use of the Internet.

     Mr. Rogers stated that the complaint is misguided and will be defeated since neither he nor Orix Systems ever engaged in wagering. He added that "this case is extremely complex since it is entangled in difficult legal issues which encompass the right to free speech and commercial speech, liability and responsibility of Internet Service Providers, the notions of sovereignty of states and foreign nations, as well as broader political and policy issues relating to gambling, and the threat posed to state lotteries - the application of a law that did not contemplate the onset of the Internet when it was drafted."

     Mr. Rogers indicated that he has been interested in the development of Internet wagering, but has been careful not to transgress any U.S. laws. In a case unrelated to the current complaint, Mr. Rogers, through Global Gaming Services Ltd., a Belize company, designed a software package intended for sports betting on the Internet, a sports betting service, set up in Belize under the name WagerNet that required bettors to purchase hardware and software to access a server located in Belize. According to Mr. Rogers, WagerNet service would not be made available through the World Wide Web. Mr. Rogers assisted Belize authorities to draft the Computer Wagering Licensing Act, authorizing Internet gambling which was passed four years ago.


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

     Despite all their efforts, Mr. Rogers pointed out that WagerNet was never launched, and has not accepted a single bet, and that the software package has never been used. Mr. Rogers caused extensive legal research to be undertaken to ensure that WagerNet could provide sports fans with a way to bet on sporting events in a legal way.

     Mr. Rogers indicated that a civil suit was filed in July 1995 by the State of Minnesota accusing him and his company, Granite Gate Resorts, of engaging in consumer fraud and false advertising by offering illegal gambling services over an Internet site called WagerNet. Mr. Rogers who had been attempting to delineate the ambit of the law welcomed this opportunity to assert that the law could apply to Internet communications. An offer of settlement presented by the State of Minnesota Prosecutor was rejected by Mr. Rogers. This case has been bogged down in procedural and jurisdictional wranglings that are germane and fundamental to the Internet industry. Mr. Rogers stressed that WagerNet will not accept a single bet until all legal matters are resolved.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: March 13, 1998                  TOUCH TONE AMERICA, INC.




                                       By:   /s/ ROBERT A. MICHEL
                                           ------------------------------------
                                             Robert A. Michel, Executive Vice
                                             President and Secretary


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